                                                                   EXHIBIT 10.40

                                   SUBLEASE
                                   --------


     THIS SUBLEASE ("Sublease"), is made and entered into as of the 4th day of
                     --------
September, 1998, by and between S3, INCORPORATED, a Delaware corporation
                                ----------------
("Sublessor"), and EXODUS COMMUNICATIONS, INC., a Delaware corporation
  ---------        ---------------------------
("Sublessee"), with reference to the following facts:
  ---------

                                 RECITALS
                                 --------

     A. Sublessor has entered into that certain Lease dated as of November 29, 1995, as amended by that certain First Amendment to Lease, dated as of March 19, 1996 (collectively, the "Space Lease"), pursuant to which Sublessor has agreed
                         -----------
to lease from Mission Real Estate, L.P., a California limited partnership

("Landlord"), two office buildings containing approximately 300,000 rentable
  --------
square feet of space commonly known as 2831 and 2841 Mission College Boulevard, Santa Clara, California (the "2831 Building" and the "2841 Building,"
                              -------------           -------------
respectively, and collectively the "Buildings").  A copy of the Space Lease is
                                    ---------
attached to this Sublease as Exhibit A and incorporated herein by reference. A site plan (the "Site Plan") showing the location of the Buildings and certain
                ---------
other improvements related to the Buildings is attached to this Sublease as Exhibit B and incorporated herein by reference. The 2831 Building and the 2841 Building are designated on the Site Plan as "Building 1" and "Building 2," respectively.

     B. The Space Lease is subject and subordinate to: (i) that certain Master Ground Lease, dated as of April 26, 1996 (the "Master Ground Lease"),
                                                      -------------------
between West Valley-Mission Community College District, a California community college district ("Ground Lessor"), as ground lessor, and Mission-West Valley
                   -------------
Land Corporation, a California non-profit public benefit corporation ("Mission-
                                                                       -------
West"), as ground lessee, a memorandum of which was recorded on April 26, 1996,
----
as Document No. 0013275060 of the Official Records of Santa Clara County, California; and (ii) that certain Phase I Ground Lease, dated as of April 26, 1996 (the "Phase I Ground Lease"), between Mission-West, as ground sublessor,
           --------------------
and Landlord, as ground sublessee, a memorandum of which was recorded on April 26, 1996, as Document No. 0013275061 of the Official Records of Santa Clara County, California. The Master Ground Lease and the Phase I Ground Lease are collectively referred to herein as the "Ground Leases."
                                        -------------

     C. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, all of the space in the 2831 Building on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     1.   SUBLEASE OF 2831 BUILDING.
          -------------------------


     (a) Initial Demise.  During the period commencing on October 1, 1998 (the
         --------------
"Commencement Date") and ending on June 30, 1999 (the "Sublessor Occupancy
------------------                                     -------------------
Period"), Sublessor hereby subleases to Sublessee, and Sublessee hereby
------
subleases from Sublessor, all of the 2831 Building other than the fourth floor of the 2831 Building (the "Fourth Floor") on all of the terms and conditions
                           ------------
hereof, but subject to (i) the terms, covenants and conditions of the Space Lease (except as otherwise provided in paragraph 5) and the Ground Leases, and
(ii) Sublessor's rights to use certain portions of the 2831 Building as specifically provided in this Sublease. During the Sublessor Occupancy Period, Sublessor shall retain exclusive possession of, and the right to use, occupy and enjoy, all of Fourth Floor. Sublessor and its officers, directors, employees, contractors and invitees (collectively, the "Sublessor Parties") shall access
                                             -----------------
the Fourth Floor by the following means:


          (i) The Sublessor Parties shall enter the 2831 Building through the "Courtyard Door" as designated on the Site Plan, and shall use the elevator in the 2831 Building marked as the "S3 Elevator" on the floor plan of the first floor of the 2831 Building (the "Floor Plan") attached to this
                                            ----------
     Sublease as Exhibit C and incorporated herein by reference. Prior to the Commencement Date, Sublessor, at its cost, shall program such elevator to provide access to only the first floor and the Fourth Floor of the 2831 Building. During the Sublessor Occupancy Period, Sublessee may propose an alternate means of elevator access to the Fourth Floor, which shall be subject to Sublessor's prior written approval (which approval shall not be unreasonably withheld or delayed); provided, however, Sublessee shall bear all costs and expenses to implement such alternate elevator access. Sublessor agrees that if its contractors or invitees require access to any portion of the 2831 Building, such contractors and invitees shall register in the lobby of the 2841 Building and shall be accompanied by an employee of Sublessor through the Courtyard Door to the applicable portions of the 2831 Building reserved to Sublessor hereunder. If the Sublessor Parties require access to the 2831 Building other than through the Courtyard Door, then Sublessor shall give reasonable prior notice (which may be oral or written) to Sublessee's Facilities Manager to permit Sublessee's representative to be present during such access by the Sublessor Parties. As of the date of this Sublease, Sublessee's Facilities Manager is Mr. Tex Tyner and his telephone number is (408) 346-2366.

          (ii) The Sublessor Parties shall have security card access to use all stairwells of the 2831 Building, which security cards shall be programmed to provide access to only the first floor and Fourth Floor of the 2831 Building.


     (b) Demise of Fourth Floor.  Commencing on July 1, 1999 and for the
         ----------------------
remainder of the Sublease Term (as defined in paragraph 2), Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, all of the space in the 2831 Building on all of the terms and conditions hereof, but subject to (i) the terms, covenants and conditions of the Space Lease (except as otherwise provided in paragraph 5) and the Ground Leases, and (ii) Sublessor's rights to use certain portions of the 2831 Building as specifically provided in this Sublease.

     (c) Freight Elevator.  During the Sublessor Occupancy Period, the Sublessor
         ----------------
Parties may use the freight elevator of the 2831 Building from time to time provided that Sublessor has given reasonable prior notice (which may be oral or written) to Sublessee's Facilities Manager.

     (d) Telecom Rooms.  Notwithstanding the demise of the 2831 Building to
         -------------
Sublessee pursuant to this Sublease, during the Sublessor Occupancy Period, Sublessor shall also have access to, and the right to use, occupy and enjoy, the data transmission and telecommunications equipment rooms located on the first floor of the 2831 Building, which are more particularly marked on the Floor Plan as "T1A" and "T1B", provided that Sublessor has given reasonable prior notice (which may be oral or written) to Sublessee's Facilities Manager. Sublessee acknowledges that data transmission and telecommunications equipment and lines connect the two Buildings, and Sublessor shall have the right to use, maintain, repair, replace and alter such equipment and lines during the Sublessor Occupancy Period. On or before June 30, 1999, Sublessor shall discontinue use of the data transmission and telecommunications connection between the Buildings, and Sublessor shall remove any and all equipment related thereto from the 2831 Building; provided, however, Sublessor shall not be obligated to remove the cabling and wiring between the Buildings. Sublessor shall repair any damage to the 2831 Building caused by Sublessor's removal of such equipment.

     (e) Early Access.  Prior to the Commencement Date, Sublessee may have
         ------------
access to the 2831 Building to install its computer and telecommunications equipment provided that Sublessee delivers reasonable prior notice (which may be oral or written) to Sublessor's Facilities Manager to coordinate such access, and provided that Sublessee has procured and maintains all insurance required pursuant to the Space Lease and has delivered to Sublessor certificates evidencing the same and naming Sublessor as an additional insured. As of the date of this Sublease, Sublessor's Facilities Manager is Mr. Richard Sayle and his telephone number is (408) 588-8045.

     (f) Delay in Occupancy.  If, for any reason, Sublessor cannot deliver to
         ------------------
Sublessee possession of all or any portion of the 2831 Building on Commencement Date, or if Sublessor cannot deliver to Sublessee possession of the Fourth Floor on July 1, 1999, Sublessor shall not be liable to Sublessee for any resulting loss or damage, nor shall such failure affect the validity of this Sublease or extend the Sublease Term; provided, however, Sublessee shall not be obligated to pay the applicable rent (as defined in paragraph 3(c)) until possession of the applicable portion of the 2831 Building is tendered to Sublessee. Sublessor agrees to deliver to Sublessee written notice of any such delay as soon as is reasonably possible, and Sublessor agrees that any such delay shall not exceed thirty (30) days.

     (g) Common Area.  At all times during the Sublease Term, Sublessee and its
         -----------
officers, directors, employees, contractors and invitees (collectively, the

"Sublessee Parties"), and the Sublessor Parties shall have the non-exclusive
------------------
right to use the Common Area (as defined in the Space Lease). With respect to the "Courtyard" between the Buildings and as depicted on the Site Plan, each of Sublessor and Sublessee shall have the right from time to time to hold events in the Courtyard, during which the other party and its employees, contractors and invitees shall not have the right to use the Courtyard. Sublessor and Sublessee agree that each party's Facilities Manager (or such other person as either party may designate by written notice to the other party) shall coordinate the scheduling of such events. Each party agrees to act in good faith and to cooperate reasonably with the other party in scheduling events to minimize interference with the other party's use, occupancy and enjoyment of its Building and the Common Area. Each party agrees that it shall not grant, sell, license, assign, transfer or otherwise convey any right to use any or all of the Common Area, except that the foregoing shall not prohibit use of the Common Area by either the Sublessor Parties or the Sublessee Parties, or either party's permitted assignees or subtenants.

     (h) Cafeteria.  Approximately 6,600 rentable square feet of space located
         ---------
at the north end on the first floor of the 2831 Building is improved as a cafeteria (the "Cafeteria"). The location of the Cafeteria is depicted on the
                ---------
Floor Plan.  Sublessor and Sodexho Services, Inc. ("Sodexho") have entered into
                                                    -------
that certain Management Fee Contract, dated as of June 3, 1997 (the "Cafeteria
                                                                     ---------
Contract"), with respect to the operation of the Cafeteria through June 30,
--------
1999. Sublessee hereby acknowledges receipt of a copy of the Cafeteria Contract. Notwithstanding the demise of the 2831 Building to Sublessee pursuant to this Sublease, during the Sublease Term the Sublessor Parties and the Sublessee Parties shall have the non-exclusive right to purchase food and other products and services from Sodexho (or any other operator of the Cafeteria) and to use the Cafeteria, subject to such hours of operation and rules and regulations as may from time to time be in effect with respect to the Cafeteria. The parties further agree as follows with respect to the use and operation of the Cafeteria:


          (i) As soon as is reasonably possible, but in no event later than December 31, 1998, Sublessee shall determine whether or not the proposed "Double Door" designated on the Floor Plan can be constructed in approximately the location shown thereon in compliance with applicable laws, ordinances, rules, regulations and codes (collectively, "Laws").
                                                                    ----
     Sublessee shall deliver to Sublessor written notice of such fact promptly after such determination is made. If Sublessee determines that such Double Door can be constructed in compliance with applicable Laws, then Sublessee shall obtain one (1) or more bids of the cost to construct such Double Door and such bid(s) to Sublessor for its prior written approval, which approval shall not be unreasonably withheld or delayed. After Sublessor approves of the costs to construct such Double Door, Sublessee shall proceed to construct the same as soon as is reasonably possible, and Sublessor shall reimburse Sublessee for fifty percent (50%) of all costs approved by Sublessor and actually incurred in connection therewith within thirty (30) days after receipt of invoices or other reasonably satisfactory evidence of the out of pocket costs incurred. If Sublessee determines that the Double Door cannot be constructed in compliance with applicable Laws, or if Sublessee fails to deliver to Sublessor on or before December 31, 1998 written notice that the Double Door can be so constructed, then Sublessor and Sublessee shall cooperate in good faith and meet and confer as frequently as is necessary to attempt to agree upon reasonable access to the Cafeteria by the Sublessor Parties. As of the date of this Sublease, the parties contemplate that such alternate access to the Cafeteria may be provided by constructing a door in the panel of the exterior wall of the 2831 Building designated as the "Alternate Access Panel" on the Floor Plan. In all events, such alternate access shall be constructed and the Sublessor Parties shall be able to use the same on or before July 1, 1999. During the Sublessor Occupancy Period, the Sublessor Parties shall have access to the Cafeteria through the "Cafeteria Door" as marked on the Floor Plan and through the "Corridor Door" as marked on the Floor Plan (and through the Double Door if the same is constructed during the Sublessor Occupancy Period). After the Sublessor Occupancy Period, the Sublessor Parties shall access the Cafeteria through the Cafeteria Door (or through the alternate access described above, if applicable).

          (ii) During the Sublessor Occupancy Period, Sublessor shall not amend, extend or terminate the Cafeteria Contract without Sublessee's prior written consent, which shall not be unreasonably withheld or delayed. In addition, during the Sublessor Occupancy Period, Sublessee shall have the right to review any and all aspects of the operation of the Cafeteria (including, without limitation, the menu, pricing and hours of operation) and to provide input regarding the same. Sublessor and Sublessee shall cooperate in good faith and meet and confer regarding the operation of the Cafeteria and the use thereof by the Sublessor Parties and the Sublessee Parties, it being the goal of the parties with respect to the Cafeteria to provide a convenient dining area with a variety of menu selections desirable to each party's employees and at reasonable prices.

          (iii) Commencing on July 1, 1999, and continuing throughout the remainder of the Sublease Term, Sublessee shall be obligated to operate the Cafeteria with a level of service reasonably comparable to the services provided under the Cafeteria Contract. Each such contractor and each such contract (including, without limitation, amendments, extensions or termination thereof) shall be subject to Sublessor's prior written consent, which shall not be unreasonably withheld or delayed. At all times that Sublessee is responsible for operating the Cafeteria, Sublessor shall have the same rights of approval and input as Sublessee has pursuant to paragraph 1(h)(ii). Sublessee hereby acknowledges that all equipment, fixtures and personal property relating to the operation of the Cafeteria as of the Commencement Date are owned by Sublessor. Sublessor shall permit each contractor operating the Cafeteria to use such equipment, fixtures and personal property provided that the contract with each such contractor appropriately reflects (in pricing and otherwise) Sublessor's ownership of, and permission to use, the same. At any time, Sublessee may terminate its obligation to operate the Cafeteria by delivering to Sublessor written notice of such decision, in which event, Sublessor may, at its option, resume the responsibility of operating the Cafeteria. In addition, if the Cafeteria is not operated for five (5) consecutive days, then Sublessor may deliver to Sublessee written notice requesting that Sublessee cause such operations to resume. If Sublessee does not cause such operations to resume within ten (10) days after delivery of Sublessor's notice (or, if operations cannot reasonably be resumed within ten (10) days, then within such additional time as is reasonably necessary so long as Sublessee promptly commences and diligently prosecutes to completion actions to correct the cause of the cessation of Cafeteria operations), then Sublessor may, at its option, resume the responsibility of operating the Cafeteria.

          (iv) Each of Sublessor and Sublessee may, from time to time, hold special events in the Cafeteria at times other than the then-current regular operating hours of the Cafeteria on a "first come, first served" basis. The manager of the contractor operating the Cafeteria shall coordinate the scheduling and holding of any such event.

          (v) At all times during the Sublease Term, the contractor operating the Cafeteria shall record purchases by the Sublessor Parties and the Sublessee Parties separately to permit periodic accounting of costs and expenses incurred in the operation of the Cafeteria and reimbursement by the applicable party of costs and expenses incurred by its officers, directors, employees, contractors and invitees. The cost of food, payroll and other employee expenses, direct expenses and the management fee payable under the Cafeteria Contract for each calendar month shall be borne by Sublessor and Sublessee in the same proportion as the proportion of sales charged to each party's officers, directors, employees, contractors and invitees during such month bears to the total of all sales during such month. Following expiration of the Cafeteria Contract, the parties shall negotiate in good faith and cooperate with each other to agree upon a mutually acceptable allocation of costs to operate the Cafeteria. The party which is then responsible for operating the Cafeteria shall, from time to time, deliver to the other party invoices or cash register receipts (or other reasonably satisfactory evidence) of the costs and expenses to operate the Cafeteria, together with a reasonably detailed explanation of the allocation of such costs and expenses between the parties. The other party shall pay any such amount due within ten (10) days thereafter.


     2.   SUBLEASE TERM.  The term of this Sublease (the "Sublease Term") will
          -------------                                   -------------
commence on Commencement Date and terminate on the earlier of (i) December 31, 2008 or (ii) the effective date of any termination under the Space Lease (such earlier date being the "Termination Date"). If Sublessor receives from Landlord
                        ----------------
written notice asserting any default by Sublessor under the Space Lease, Sublessor shall promptly deliver a copy of such notice to Sublessee and Sublessee may, at its option, cure any such alleged default during the applicable cure period granted to Sublessor under the Space Lease.



             [The remainder of this page intentionally left blank]

     3.   RENT.
          ----

     (a)  Monthly Rent.  During the Sublease Term, Sublessee agrees to pay
          ------------
monthly rent (the "Monthly Rent") for the 2831 Building according to the
                   ------------
following schedule:

          Period                     Monthly Rent
          ------                     ------------

          10/1/98 - 12/31/98         $165,000
          1/1/99  - 6/30/99          $247,500
          7/1/99  - 9/30/99          $322,740
          10/1/99 - 9/30/2000        $330,075
          10/1/00 - 9/30/01          $337,410
          10/1/01 - 9/30/02          $344,745
          10/1/02 - 9/30/03          $352,080
          10/1/03 - 9/30/04          $359,415
          10/1/04 - 9/30/05          $366,750
          10/1/05 - 9/30/06          $374,085
          10/1/06 - 9/30/07          $381,420
          10/1/07 - 9/30/08          $388,755
          10/1/08 - 12/31/08         $396,090

     (b)  Additional Rent.  In addition to Monthly Rent, Sublessee shall pay to
          ---------------
Sublessor (or to Landlord, as the case may be) the following amounts (individually and collectively, "Additional Rent"):
                                 ---------------

          (i) During the Sublessor Occupancy Period, thirty-seven and one-half percent (37.5%) of (A) the Tenant's Allocable Share (as defined in the Space Lease) of Common Area Cost (as defined in the Space Lease) charged by Landlord and (B) all other amounts (including, without limitation, utilities, insurance premiums and real property and possessory interest taxes and assessments) payable by Sublessor to Landlord under the Space Lease;

          (ii) On and after July 1, 1999, fifty percent (50%) of (A) the Tenant's Allocable Share of Common Area Cost charged by Landlord and (B) all other amounts (including, without limitation, utilities, insurance premiums and real property and possessory interest taxes and assessments) payable by Sublessor to Landlord under the Space Lease; and

          (iii) During the period beginning on the Commencement Date and ending on December 31, 1998, seventy-five percent (75%) of all costs and expenses incurred by Sublessor with respect to the 2831 Building pursuant to contracts for elevator maintenance, HVAC maintenance, life safety systems monitoring, recharging of fire extinguishers, landscape irrigation and the like.

     (c)  Payments of Rent.  Each payment of Monthly Rent shall be payable to
          ----------------
Sublessor on the first day of each month. Each payment of Additional Rent shall be payable to Sublessor within ten (10) days after written invoice from Sublessor. As used in this Sublease (and with respect to provisions of the Space Lease which are incorporated herein by reference), the term "rent" shall mean Monthly
                                                       ----
Rent, Additional Rent and all other amounts payable by Sublessee to Sublessor hereunder (whether or not such other amounts are characterized herein as rent). All Monthly Rent shall be payable without prior notice or demand, and all rent shall be payable without any deductions or setoffs whatsoever. Without limiting the generality of the immediately preceding sentence, Sublessee agrees that it shall not offset against or deduct from rent any amount payable by Sublessor to Sublessee under this Sublease; provided, however, if the parties mutually agree (there being no obligation on either party to do so), costs of operating the Cafeteria only may be offset or netted for administrative convenience. Concurrently with Sublessee's execution of this Sublease, Sublessee shall pay to Sublessor the amount of $165,000 as the Monthly Rent for the period commencing on the Commencement Date and ending on October 31, 1998.

     4.   PERMITTED USE.  Sublessee may not use the 2831 Building for any
          -------------
purpose other than the purposes set forth in the Space Lease and any non-permitted use shall automatically constitute an event of default hereunder.

     5.   COMPLIANCE WITH SPACE LEASE AND GROUND LEASES.  All of the terms,
          ---------------------------------------------
provisions, covenants and conditions contained in the Ground Leases, and in the Space Lease (other than paragraphs 1, 2, 4, 7, 37, 39 (captioned "Option to Lease"), Exhibits B, C and D, and the provisions of the Space Lease which conflict directly with the provisions of this Sublease), are hereby made a part of this Sublease, and Sublessee agrees to comply fully and faithfully with each and every obligation of the Ground Leases and the Space Lease, as the same may be amended from time to time, in each case as fully and faithfully as if Sublessee were the "Tenant" under and as defined in the Space Lease. Notwithstanding the foregoing, Sublessee shall not have the right to make any Alterations (as defined in the Space Lease) without obtaining the prior written consent of Sublessor (which consent shall be given or withheld in accordance with paragraph 10 of the Space Lease) and Landlord. Sublessee further covenants and agrees not to do any act which will result in a violation of any term of the Space Lease or the Ground Leases. Sublessor shall not be liable to Sublessee for any default by Landlord under the Space Lease, or by any party under the Ground Leases, and Sublessee agrees that performance by Sublessor of all of its obligations hereunder are conditional upon due performance by Landlord of its corresponding obligations under the Space Lease and upon due performance by each party to the Ground Leases of its corresponding obligations under the Ground Leases. Sublessor agrees that Sublessee shall be entitled to receive all services and repairs to be provided by Landlord to Sublessor under the Space Lease. Sublessee shall look solely to Landlord for all such services and repairs and shall not, under any circumstances, seek nor require Sublessor to perform any of such services or repairs, nor shall Sublessee make any claim upon Sublessor for any damages which may arise by reason of Landlord's default under the Space Lease. Sublessor shall cooperate with Sublessee in reasonable ways (so long as Sublessor does not incur any material out of pocket costs in connection therewith) if Landlord fails to provide any such services or repairs. Any condition resulting from a default by Landlord shall not constitute as between Sublessor and Sublessee an eviction, actual or constructive, of Sublessee and no such default shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Sublessee to receive any reduction in or abatement of the rent provided for in this Sublease. In furtherance of the foregoing, Sublessee hereby waives any cause of action and any right to bring any action against Sublessor by reason of any act or omission of Landlord under the Space Lease.

     6.   2831 BUILDING "AS IS".  Sublessee represents that it has made a
          ---------------------
thorough examination and inspection of the 2831 Building and is familiar with the condition of every part thereof. Sublessee agrees that it enters into this Sublease without any representations or warranties by Sublessor, its agents, representatives, employees or any other person as to the condition of the 2831 Building, and Sublessor shall not be liable for any defects, latent or otherwise, in the 2831 Building. Sublessor agrees to deliver and Sublessee agrees to accept the 2831 Building "as is", in its condition at the date of this Sublease, ordinary wear excepted, and Sublessor shall not be required to make any alterations, improvements, repairs or decorations to prepare the 2831 Building for Sublessee's occupancy; provided, however, prior to the Commencement Date, Sublessor shall (i) remove its satellite dishes and antennas from the roof of the 2831 Building (but not any cables, wires or the like associated therewith), and (ii) cause the HVAC controls for the Buildings to be separated so that HVAC for each Building is controlled independently. On the Termination Date, or any earlier termination of this Sublease, Sublessee shall return the 2831 Building to Sublessor in the condition required under the Space Lease. Sublessee further agrees that, during the Sublessor Occupancy Period, Sublessor shall continue to use fixtures, cabling, wiring and equipment comprising the security system of the 2831 Building, and upon expiration of the Sublessor Occupancy Period, Sublessor shall remove the controller and computer for such security system (but Sublessor shall not remove any other portion of the security system) thereby rendering such system inoperable unless Sublessee installs (at Sublessee's sole cost) a suitable replacement controller and computer. To ensure that Sublessee's security system functions properly and provides access by the Sublessor Parties to the 2831 Building as provided herein, Sublessee shall promptly purchase such equipment as is necessary to replace the equipment that Sublessor shall remove, and Sublessee shall install the same as soon as possible (and in no event later than June 30, 1999).

     7.   SECURITY DEPOSIT.  Concurrently with the execution of this Sublease,
          ----------------
Sublessee shall tender to Sublessor a security deposit in the amount of $396,090 as security for Sublessee's obligations hereunder. Sublessor shall not be required to keep the security deposit separate from its general accounts. If

Sublessee defaults under this Sublease, Sublessor may use, apply or retain all or any portion of the security deposit for (i) the payment of rent or other charge in default, (ii) payment of any other sum that Sublessor becomes obligated to pay as a result of Sublessee's default, or (iii) to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. Within ten
(10) days after written demand, Sublessee shall deposit with Sublessor cash in an amount to restore the security deposit to its original amount. If there is no uncured default by Sublessee under this Sublease, the security deposit shall be returned, without interest, to Sublessee within thirty (30) days after Sublessee has surrendered the 2831 Building as provided in this Sublease.

     8.   PARKING SPACES.  During the Sublease Term, Sublessor agrees to make
          --------------
available to Sublessee fifty percent (50%) of the automobile parking spaces at the Buildings which have been allocated to Sublessor pursuant to the Space Lease. Sublessor and Sublessee believe that, as of the date of this Sublease, there are a total of one thousand forty (1,040) automobile parking spaces at the Buildings. The Sublessor Parties and the Sublessee Parties may use the parking spaces on a non-exclusive, unreserved basis, and subject to such rules and regulations as may from time to time be promulgated by Landlord. Each party agrees to request that its employees use the parking spaces which are nearest that party's Building. Sublessor shall have no obligation to police, regulate, or enforce any restrictions pertaining to, the use of parking spaces at the Buildings.

     9.   SIGNS.  As between Sublessor and Sublessee, the parties agree that
          -----
Sublessor and Sublessee shall have equivalent rights with respect to signs on and about the Buildings (i.e., Sublessor's sign rights with respect to the 2841 Building and Sublessee's sign rights with respect to the 2831 Building shall be equivalent); provided, however, Sublessee acknowledges that all of its signs (i) shall comply with all applicable Laws and (ii) must be approved by Landlord pursuant to the Space Lease and Ground Lessor and Mission-West pursuant to the Ground Leases. On or before the Commencement Date, Sublessor shall remove its exterior signs from the 2831 Building and from the monument sign at the "North Entrance" as depicted on the Site Plan; provided, however, Sublessor shall not be obligated to alter or remove the "South Monument Sign" as depicted on the Site Plan except as set forth below in this paragraph 9. Sublessor shall cooperate with Sublessee in all reasonable respects to assist Sublessee in obtaining equivalent sign rights so long as Sublessor does not incur any material out of pocket costs in connection with such cooperation. Sublessor acknowledges that Sublessee intends to seek approval for a monument sign to be located to the east or northeast of the 2831 Building and which is comparable to the South Monument Sign. If Sublessee has not obtained the right to install such monument sign on or before September 30, 1999, then Sublessor agrees that it shall remove the South Monument Sign and, thereafter, neither party shall seek approval for any monument sign unless both parties will receive equivalent rights to monument signs.

     10.  MAINTENANCE.  During the period between the Commencement Date and
          -----------
December 31, 1998, Sublessor shall maintain in full force all of Sublessor's existing contracts (as distinguished from contracts entered into by Landlord) with respect to maintenance of the 2831 Building, such as elevator maintenance, HVAC maintenance, life safety systems monitoring, recharging of fire extinguishers, landscape irrigation and the like (and Sublessee shall pay its proportionate share thereof pursuant to paragraph 3(b)(iii)); provided, however, Sublessee agrees that Sublessor shall terminate (as of the Commencement Date) Sublessor's existing contracts for garbage and rubbish removal and for security services (and Sublessee shall procure replacement contracts therefor on or before the Commencement Date). Commencing on January 1, 1999 and continuing throughout the remainder of the Sublease Term, Sublessee shall enter into and maintain in full force service contracts covering the maintenance obligations previously performed by Sublessor. During the period commencing on January 1, 1999 and ending on June 30, 1999, Sublessor shall pay to Sublessee twenty-five percent (25%) of the costs incurred by Sublessee pursuant to such contracts, which payments shall be made within ten (10) days after Sublessee delivers to Sublessor invoices for the maintenance obligations incurred during such period. During the Sublease Term, each party, at its own cost, shall procure janitorial services for the portions of the 2831 Building occupied by such party.
Sublessee shall procure janitorial services for the Cafeteria, the cost of which shall be borne equally by the parties, and Sublessor shall pay its half thereof to Sublessee within ten (10) days of written request for payment.

     11.  UTILITIES.  The parties acknowledge that the 2831 Building is
          ---------
separately metered with respect to electricity, gas and water. Prior to the Commencement Date, the parties shall cause electricity for the Cafeteria to be separately submetered (with each party bearing fifty percent (50%) of the costs thereof), and thereafter each party shall bear fifty percent (50%) of the costs for electricity used to operate the Cafeteria. Commencing on the Commencement Date, Sublessee shall be responsible for establishing accounts with all utility service providers with respect to the use and operation of the 2831 Building (including, without limitation, entering into contracts for garbage collection and security services). Sublessor shall pay to Sublessee twenty-five percent (25%) of the bills for electricity consumed at the 2831 Building (excluding the Cafeteria) during the Sublessor Occupancy Period, which payments shall be made within ten (10) days after Sublessee delivers to Sublessor an invoice therefor. In addition, during the Sublease Term (and so long as the Sublessor Parties have the nonexclusive right to use the Cafeteria as provided in paragraph 1), Sublessor shall pay to Sublessee forty percent (40%) of the bills for natural gas consumed at the 2831 Building, which payment shall be made within ten (10) days after Sublessee delivers to Sublessor an invoice therefor.

     12.  PROHIBITION OF FURTHER ASSIGNMENTS OR SUBLETTING.  This Sublease may
          ------------------------------------------------
not be amended, modified, extended or assigned by Sublessee, nor shall Sublessee hypothecate or encumber its subleasehold estate or grant any security interest therein to any other person or entity. Sublessee has disclosed to Sublessor that Sublessee and Goldman, Sachs & Company ("Goldman Sachs") are entering into
                                              -------------
a senior secured financing arrangement pursuant to which Goldman Sachs has requested a security interest in this Sublease and Sublessee's subleasehold estate. Sublessor agrees to review documents proposed by Goldman Sachs in connection with any such request, but Sublessee agrees that (i) Sublessor has no obligation to consent thereto or to execute any such document, and (ii) any such request from Goldman Sachs also shall be subject to prior approval of Landlord under the Space Lease, and Ground Lessor and Mission-West under the Ground Leases. Sublessee shall have the right to further sublet the 2831 Building subject to obtaining the prior written consent of (A) Sublessor, which may be given or withheld in accordance with paragraph 29 of the Space Lease, (B) Landlord in accordance with the Space Lease, and (C) Mission-West and Ground Lessor in accordance with the Ground Leases.

     13.  INDEMNITIES.
          -----------

     (a) By Sublessor.  Sublessor hereby agrees to indemnify, defend and hold
         ------------
harmless Sublessee and its officers, directors, shareholders, employees, successors and assigns (such persons or entities other than Sublessee are hereinafter collectively referred to as "Indemnitees") from and against all
                                         -----------
claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Claims") arising out of
                                                        ------
or caused by: (i) any breach of this Sublease by Sublessor; (ii) the negligence or intentional misconduct of Sublessor or its employees or contractors; (iii) use of the Cafeteria by any of the Sublessor Parties; (iv) use of the 2831 Building by any of the Sublessor Parties during the Sublessor Occupancy Period; or (v) use of the Common Area by any of the Sublessor Parties during the Sublease Term.

     (b) By Sublessee.  Sublessee hereby agrees to indemnify, defend and hold
         ------------
harmless Sublessor and its Indemnitees from and against all Claims arising out of or caused by: (i) any breach of this Sublease by Sublessee; (ii) the negligence or intentional misconduct of Sublessee or its employees or contractors; (iii) use of the Cafeteria by any of the Sublessee Parties; or (iv) use of the 2831 Building or the Common Area by any of the Sublessee Parties during the Sublease Term.

     (c) Survival.  Each party's obligations under this paragraph 13 shall
         --------
survive the expiration or earlier termination of the Sublease Term with respect to Claims arising or events occurring prior to the date of such expiration or earlier termination.

     14.  BROKERS.  After this Sublease is signed by Landlord,
          -------

Sublessor and Sublessee, Sublessor shall pay a real estate commission to The Commercial Property Services Company ("CPS") as provided in a separate written
                                       ---
agreement between Sublessor and CPS for services rendered by CPS to Sublessor and Sublessee in this transaction. Nothing contained in this Sublease shall impose any obligation on Sublessor to pay a commission or fee to any party other than CPS. Except for CPS, each of Sublessor and Sublessee represents and warrants to the other that it has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with this Sublease. Each of Sublessor and Sublessee hereby agrees to indemnify, defend and hold harmless the other from any and all Claims arising out of a breach of each party's representation and warranty set forth in the immediately preceding sentence. Sublessor's and Sublessee's respective obligations under this paragraph 14 shall survive the Termination Date.

     15.  GENERATOR INSTALLATION.
          ----------------------

     (a)  Right to Install.  Sublessor hereby agrees that Sublessee may hereby
          ----------------
install, at Sublessee's sole expense, one (1) or more generators on, in or about the 2831 Building. The above described generator(s) and all related wiring equipment and cabling is referred to herein as the "Equipment." Sublessee's
                                                    ---------
rights under this paragraph 15 shall be irrevocable during the Sublease Term.

     (b)  Plans and Specifications.  Before installing any Equipment, Sublessee
          ------------------------
shall submit to Sublessor detailed plans and specifications for the generator(s) and the cables and wires that Sublessee wishes to install, and Sublessee shall not commence any construction, installation or operation of any Equipment until the plans and specifications have been approved in writing by Sublessor (which approval shall not be unreasonably withheld or delayed) and Landlord. Landlord or Sublessor may require Sublessee to relocate the Equipment during the Sublease Term.

     (c)  Compliance with Laws.  Sublessee, at Sublessee's sole expense, shall
          --------------------
comply with all applicable Laws regarding the installation, construction, operation and maintenance of the Equipment.

     (d)  Removal.  Upon the expiration or earlier termination of this Sublease,
          -------
Sublessee shall remove all of the Equipment from their locations, raceways and Building areas and restore the areas to their condition prior to such installation, reasonable wear and tear excepted.

     (e)  Maintenance.  Subject to the Landlord's rules and regulations, if any,
          -----------
Sublessee shall have the right, at Sublessee's sole cost and expense, to enter the 2831 Building during normal business hours and weekends and to construct, install, operate and maintain the Equipment, until this Sublease terminates. Sublessee may enter the 2831 Building and perform construction work therein in accordance with the plans and specifications approved by Sublessor pursuant to paragraph 15(b). Sublessor agrees to deliver to Sublessee copies of any such rules and regulations imposed by Landlord.

     (f)  No Sublessor Obligations.  Sublessor shall have no obligation to
          ------------------------
design, install, construct, use, operate, maintain, repair, replace or remove Sublessee's Equipment or to have any other responsibility or liability in connection therewith or the operations thereof.

     16.  NOTICE.  Any notice provided for herein shall be given in writing
          ------
(except as otherwise specifically provided herein) by certified or registered mail, postage prepaid, return receipt requested, addressed, if to Sublessor, at S3, Incorporated, 2841 Mission College Boulevard, Santa Clara, California 95054,
Attention: Facilities Manager, with a copy to Sublessor at the same address to the attention of Legal Department. Prior to the Commencement Date, any such notice to Sublessee shall be delivered to Exodus Communications, Inc., 2650 San Tomas Expressway, Santa Clara, California 95051, Attention: Chief Financial Officer, with a copy to Sublessee at the same address to the attention of General Counsel. On and after the Commencement Date, Sublessee's address for notice shall be at the 2381 Building, to the attention of the same parties specified above. Notice hereunder shall be deemed given on the date of receipt as set forth on the return receipt (or the date receipt is refused).


     17.  COUNTERPARTS; EFFECTIVENESS.  This Sublease may be executed in
          ---------------------------
counterparts, each of which when executed an delivered shall be an original and all of which when taken together shall constitute one and the same instrument. This Sublease shall become effective upon its signature by the parties and its approval in writing by Landlord.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease Agreement as of the day and year first above written.


                              SUBLESSOR:

                              S3, INCORPORATED, a Delaware corporation



                              By:  /s/ Walter D. Amaral
                                  -------------------------------------

                              Title:  Senior VP and CFO
                                    -----------------------------------


                              By: /s/ Terry N. Holdt
                                  -------------------------------------

                                     President and CEO
                              Title:___________________________________


                              SUBLESSEE:

                              EXODUS COMMUNICATIONS, INC., a Delaware
                              corporation


                                  /s/ Richard S. Stoltz
                              By:______________________________________

                                      CFO and COO
                              Title: __________________________________


                                   /s/ Ellen M. Hancock
                              By: _______________________________

                                      President
                              Title: ____________________________


     The undersigned hereby approves and consents to the foregoing Sublease, agrees to provide to Sublessee all services to be provided by Landlord under the Space Lease, and agrees to perform for the benefit of Sublessee the obligations of Landlord under the Space Lease with respect to the 2831 Building and the Common Area.

     Dated:  September 4, 1998.


LANDLORD:

MISSION REAL ESTATE, L.P., a
California limited partnership

By   SOBRATO INTERESTS III, a
     California limited partnership,
     its General Partner



     By ___________________________

     Title: _______________________



Attachment:  Exhibit A - Space Lease
             Exhibit B - Site Plan
             Exhibit C - Floor Plan

                                 EXHIBIT "A"

                                 SPACE LEASE

                          - - - - - - - - - - - - -

                            [DIAGRAM OF PREMISES]

                                  EXHIBIT "B"

                                   SITE PLAN

                           - - - - - - - - - - - - -

                             [DIAGRAM OF PREMISES]

                                  EXHIBIT "C"

                                  FLOOR PLAN

                           - - - - - - - - - - - - -

                             [DIAGRAM OF PREMISES]